Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER NET INCOME OF $28 MILLION,
OR $0.33 PER DILUTED COMMON SHARE

For the third quarter of 2019, the Company reports:

•	Ex-PGAAP operating loss of $28 million, or $(0.34) per diluted common share

•	Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $160 million, or 14.1 points, compared to $92 million or 7.5 points, in the prior year

•	Book value per diluted common share of $56.26, an increase of $0.27, or 0.5% compared to June 30, 2019
Pembroke, Bermuda, October 29, 2019 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today reported net income available to common shareholders for the third quarter of 2019 of $28 million, or $0.33 per diluted common share, compared to net income of $43 million, or $0.52 per diluted common share, for the third quarter of 2018. Net income available to common shareholders for the nine months ended September 30, 2019 was $292 million, or $3.46 per diluted common share, compared to net income of $199 million, or $2.37 per diluted common share, for the same period in 2018.
Operating loss1 for the third quarter of 2019 was $33 million, or $(0.39) per diluted common share1, compared to operating income of $79 million, or $0.94 per diluted common share, for the third quarter of 2018. For the nine months ended September 30, 2019, AXIS Capital reported operating income of $209 million, or $2.48 per diluted common share, compared to operating income of $305 million, or $3.62 per diluted common share, for the same period in 2018.
Ex-PGAAP operating loss2 for the third quarter of 2019 was $28 million, or $(0.34) per diluted common share2, compared to ex-PGAAP operating income of $88 million, or $1.04 per diluted common share, for the third quarter of 2018. For the nine months ended September 30, 2019, AXIS Capital reported ex-PGAAP operating income of $227 million, or $2.69 per diluted common share, compared to ex-PGAAP operating income of $343 million, or $4.08 per diluted common share, for the same period in 2018.

1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
2Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating return on average common equity ("ex-PGAAP operating ROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, and annualized return on average common equity ("ROACE"), respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release. Annualized ex-PGAAP operating ROACE for the three months ended September 30, 2019, was calculated using weighted average common shares outstanding due to the ex-PGAAP operating loss recognized in the period.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Commenting on the third quarter 2019 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
“This was a disappointing quarter, where our performance was marred by catastrophes that impacted our industry, coupled with mid-size losses in our credit and aviation lines.
"These losses obscure positive underlying trends that reflect our progress in building an organization that will consistently deliver strong results. Specifically, even with higher mid-size loss experience, within our Insurance segment, the current year ex-cat loss ratio is down more than a point this quarter versus the prior year. In our Reinsurance segment, while the ex-cat loss ratio is higher this quarter, this same ratio is down over a point year-to-date, reflecting the continued execution of our strategy to improve risk adjusted returns.
"We remain focused on continuing our progress and are confident that these positive underlying trends can be sustained. AXIS has leading positions in the markets that are experiencing the most significant pricing improvements which, combined with our underwriting actions and investments in digital capabilities, put us on a strong pathway toward long-term profitable growth.”

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Highlights3

•
Gross premiums written decreased by $17 million, or 1% ($8 million or 1% on a constant currency basis4), to $1.4 billion with a decrease of $74 million or 8% in the insurance segment, partially offset by an increase of $57 million, or 13% in the reinsurance segment.

•
Net premiums written decreased by $64 million, or 7% ($56 million or 6% on a constant currency basis), to $856 million with a decrease of $85 million or 14% in the insurance segment, partially offset by an increase of $21 million, or 7% in the reinsurance segment.

KEY RATIOS	Q3 2019	Q3 2018	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	61.7%	61.2%	0.5
Catastrophe and weather-related losses ratio	14.1%	7.5%	6.6
Current accident year loss ratio	75.8%	68.7%	7.1
Prior year reserve development ratio	(2.3%)	(3.8%)	1.5
Net losses and loss expenses ratio	73.5%	64.9%	8.6
Acquisition cost ratio	22.5%	20.3%	2.2
General and administrative expense ratio	13.4%	12.7%	0.7
Combined ratio	109.4%	97.9%	11.5

•
Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums were $160 million, primarily attributable to Hurricane Dorian, the Japanese typhoons, and other weather-related events this quarter, compared to $92 million in 2018.

•	Net favorable prior year reserve development was $27 million (Insurance $15 million; Reinsurance $12 million), compared to $46 million (Insurance $13 million; Reinsurance $32 million) in 2018.

•
Underwriting income (loss) for the third quarter of 2019 and 2018 included the recognition of premiums attributable to the balance sheet of Novae Group plc ("Novae") at October 2, 2017 (the "closing date" or the "acquisition date"), without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $2 million and $29 million of acquisition expenses related to premiums earned in the third quarter of 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.1 points and 2.4 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 0.1 points in the quarter compared to the same period in 2018 due to changes in business mix.

•
Amortization of value of business acquired ("VOBA") of $4 million and $39 million, was recognized in the third quarter of 2019 and 2018, respectively. This expense impacted operating income but was not included in the results of the insurance and reinsurance segments.

•	Adjusted for dividends, book value per diluted common share increased by $0.67, or 1% in the quarter.

3 All comparisons are with the same period of the prior year, unless otherwise stated.
4Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three Months Ended September 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$894,902	$969,364	(7.7)%
Net premiums written	517,050	602,070	(14.1)%
Net premiums earned	536,451	614,795	(12.7)%
Underwriting loss	(17,892)	(11,711)	52.8%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	58.2%	59.7%	(1.5	pts)
Catastrophe and weather-related losses ratio	7.7%	10.1%	(2.4	pts)
Current accident year loss ratio	65.9%	69.8%	(3.9	pts)
Prior year reserve development ratio	(2.7%)	(2.2%)	(0.5	pts)
Net losses and loss expenses ratio	63.2%	67.6%	(4.4	pts)
Acquisition cost ratio	21.5%	18.2%	3.3	pts
Underwriting-related general and administrative expense ratio	18.8%	16.4%	2.4	pts
Combined ratio	103.5%	102.2%	1.3	pts

•
Gross premiums written decreased by $74 million, or 8% ($63 million or 7% on a constant currency basis), primarily attributable to property lines due to the repositioning of the portfolio, partially offset by an increase in liability lines driven by new business and favorable rate changes.

•	Net premiums written decreased by $85 million, or 14% ($75 million or 12% on a constant currency basis), reflecting the decrease in gross premiums written in the quarter.

•
The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 1.5 points in the third quarter compared to the same period in 2018, due to the repositioning of the portfolio and better pricing achieved at recent renewals, partially offset by changes in business mix and an increase in mid-size loss experience in credit and political risk lines.

•
Pre-tax catastrophe and weather-related losses, net of reinsurance were $41 million, primarily attributable to Hurricane Dorian and other weather-related events this quarter, compared to $62 million in 2018.

•	Net favorable prior year reserve development was $15 million this quarter, compared to $13 million in the third quarter of 2018.

•
Underwriting income (loss) for the third quarter of 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $2 million and $29 million of acquisition expenses related to premiums earned in the third quarter of 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.3 points and 4.7 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 1.1 points in the quarter compared to the same period in 2018 due to changes in business mix.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•
The underwriting-related general and administrative expense ratio increased by 2.4 points in the quarter attributable to the decrease in net premiums earned due to the repositioning of the portfolio while the underwriting-related general and administrative expenses in the quarter were comparable to the same period in 2018.

	Nine Months Ended September 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$2,714,322	$2,876,856	(5.6)%
Net premiums written	1,638,197	1,748,142	(6.3)%
Net premiums earned	1,630,473	1,772,126	(8.0)%
Underwriting income	14,336	114,210	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	57.7%	57.3%	0.4	pts
Catastrophe and weather-related losses ratio	3.9%	6.3%	(2.4	pts)
Current accident year loss ratio	61.6%	63.6%	(2.0	pts)
Prior year reserve development ratio	(2.6%)	(3.5%)	0.9	pts
Net losses and loss expenses ratio	59.0%	60.1%	(1.1	pts)
Acquisition cost ratio	21.2%	16.4%	4.8	pts
Underwriting-related general and administrative expense ratio	19.0%	17.2%	1.8	pts
Combined ratio	99.2%	93.7%	5.5	pts
nm - not meaningful

•
Gross premiums written decreased by $163 million, or 6% ($125 million or 4% on a constant currency basis), primarily attributable to property, and accident and health lines due to the repositioning of the portfolio, partially offset by increases in liability, professional lines and marine lines driven by new business and favorable rate changes.

•	Net premiums written decreased by $110 million, or 6% ($78 million or 4% on a constant currency basis), reflecting the decrease in gross premiums written.

•
Underwriting income for the nine months ended September 30, 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $11 million and $105 million of acquisition expenses related to premiums earned in the nine months ended September 30, 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.6 points and 5.9 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 0.5 points for the nine months ended September 30, 2019 compared to the same period in 2018.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three Months Ended September 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$511,604	$454,343	12.6%
Net premiums written	339,031	317,868	6.7%
Net premiums earned	620,856	609,280	1.9%
Underwriting income (loss)	(60,826)	70,737	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	64.8%	62.6%	2.2	pts
Catastrophe and weather-related losses ratio	19.6%	5.0%	14.6	pts
Current accident year loss ratio	84.4%	67.6%	16.8	pts
Prior year reserve development ratio	(1.9%)	(5.3%)	3.4	pts
Net losses and loss expenses ratio	82.5%	62.3%	20.2	pts
Acquisition cost ratio	23.3%	22.4%	0.9	pts
Underwriting-related general and administrative expense ratio	4.1%	4.8%	(0.7	pts)
Combined ratio	109.9%	89.5%	20.4	pts
nm - not meaningful

•
Gross premiums written increased by $57 million, or 13% ($55 million or 12% on a constant currency basis), primarily attributable to catastrophe, liability, and accident and health lines driven by timing differences. In addition, the increase in catastrophe lines was due to new business. These increases were partially offset by a decrease in property lines associated with the repositioning of the portfolio.

•
Net premiums written increased by $21 million, or 7% ($19 million or 6% on a constant currency basis), reflecting the increase in gross premiums written in the quarter, partially offset by an increase in premiums ceded in catastrophe lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses increased by 2.2 points in the third quarter compared to the same period in 2018, primarily due to an increase in mid-size loss experience in aviation, and credit and surety lines, partially offset by a decrease in mid-size loss experience in property and engineering lines.

•
Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums were $119 million, primarily attributable to Japanese typhoons, Hurricane Dorian and other weather-related events this quarter, compared to $30 million in 2018.

•
Net favorable prior year reserve development was $12 million this quarter which included net favorable prior year reserve development in motor lines attributable to non-proportional treaty business related to recent accident years, partially offset by net adverse prior year reserve development in property lines attributable to the late notification of claims related to recent accident years, compared to $32 million in the third quarter of 2018.

•
The acquisition cost ratio increased by 0.9 points in the quarter, due to adjustments related to loss sensitive features and the impact of retrocessional contracts, partially offset by changes in business mix.

•	The underwriting-related general and administrative expense ratio decreased by 0.7 points in the quarter, largely attributable to benefits related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Nine Months Ended September 30,
($ in thousands)	2019	2018	Change
Gross premiums written	$2,923,169	$2,860,471	2.2%
Net premiums written	2,065,263	2,158,122	(4.3)%
Net premiums earned	1,784,653	1,804,900	(1.1)%
Underwriting income	63,425	204,280	(69.0)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	62.3%	63.5%	(1.2	pts)
Catastrophe and weather-related losses ratio	7.6%	2.8%	4.8	pts
Current accident year loss ratio	69.9%	66.3%	3.6	pts
Prior period reserve development ratio	(1.2%)	(5.5%)	4.3	pts
Net losses and loss expenses ratio	68.7%	60.8%	7.9	pts
Acquisition cost ratio	23.4%	23.2%	0.2	pts
Underwriting-related general and administrative expense ratio	4.9%	5.5%	(0.6	pts)
Combined ratio	97.0%	89.5%	7.5	pts

•
Gross premiums written increased by $63 million or 2% ($110 million or 4% on a constant currency basis), primarily attributable to catastrophe, liability, and accident and health lines driven by new business. The increase in new business in catastrophe lines was due to improved pricing and growth in Japan at the April 1 renewals. Increased line sizes on a number of treaties and the restructuring of several treaties which impacted the timing of premium recognition also contributed to the increase in catastrophe lines. These increases were partially offset by decreases in motor, credit and surety lines, and property lines associated with the repositioning of the portfolio.

•
Net premiums written decreased by $93 million, or 4% ($46 million or 2% on a constant currency basis), reflecting an increase in premiums ceded in catastrophe and liability lines, together with the increase in gross premiums written in the period.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $116 million for the quarter represents an increase of $1 million compared to the third quarter of 2018. Net realized and unrealized gains recognized in net income for the quarter were $15 million, compared to net realized and unrealized losses of $18 million in the third quarter of 2018.

Pre-tax total return on cash and investments5 was 1.0% including foreign exchange movements (1.2% excluding foreign exchange movements6), primarily due to net investment income generated in the quarter. The prior year pre-tax total return was 0.6% including foreign exchange movements (0.7% excluding foreign exchange movements). Our fixed income portfolio book yield was 2.9% at September 30, 2019 and 2018. The market yield was 2.5% at September 30, 2019.

Capitalization / Shareholders’ Equity

Total capital7 at September 30, 2019 was $7.0 billion, including $1.4 billion of senior notes and $775 million of preferred equity, compared to $6.4 billion at December 31, 2018. The increase in total capital is attributable to net income generated in the nine months ended September 30, 2019, and net unrealized investment gains reported in other comprehensive income following an increase in the market value of our fixed income portfolio, partially offset by common share dividends declared.

Book value per diluted common share, calculated on a treasury stock basis, increased by $0.27 in the current quarter, and by $3.56 over the past twelve months, to $56.26. The increase in the quarter and over the past twelve months was driven by net income generated and net unrealized investment gains reported in other comprehensive income, partially offset by common share dividends declared. During the third quarter of 2019, the Company declared dividends of $0.40 per common share, with total dividends declared of $1.60 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share increased by $0.67, or 1%, for the quarter and increased by $5.16 or 10%, over the past twelve months.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(31)m and $(10)m for the three months ended September 30, 2019 and 2018, respectively, and foreign exchange (losses) of $(28)m for nine months ended September 30, 2019 and 2018.
7 Total capital represents the sum of total shareholders' equity and senior notes.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Wednesday, October 30, 2019 at 10:00 a.m. (Eastern) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) approximately ten minutes in advance of the call and entering the passcode 2704846. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10135461. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement relating to our financial results for the quarter ended September 30, 2019 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at September 30, 2019 of $5.6 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2019 (UNAUDITED) AND DECEMBER 31, 2018

	2019	2018

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,616,241	$11,435,347
Equity securities, at fair value	429,903	381,633
Mortgage loans, held for investment, at fair value	407,790	298,650
Other investments, at fair value	779,200	787,787
Equity method investments	113,748	108,103
Short-term investments, at fair value	12,539	144,040
Total investments	14,359,421	13,155,560
Cash and cash equivalents	763,825	1,232,814
Restricted cash and cash equivalents	444,726	597,206
Accrued interest receivable	81,371	80,335
Insurance and reinsurance premium balances receivable	3,322,316	3,007,296
Reinsurance recoverable on unpaid losses and loss expenses	3,705,793	3,501,669
Reinsurance recoverable on paid losses and loss expenses	252,087	280,233
Deferred acquisition costs	586,440	566,622
Prepaid reinsurance premiums	1,243,040	1,013,573
Receivable for investments sold	9,711	32,627
Goodwill	102,003	102,003
Intangible assets	233,305	241,568
Value of business acquired	11,048	35,714
Operating lease right-of-use assets	116,560	—
Other assets	263,880	285,346
Total assets	$25,495,526	$24,132,566

Liabilities
Reserve for losses and loss expenses	$12,498,507	$12,280,769
Unearned premiums	4,153,003	3,635,758
Insurance and reinsurance balances payable	1,276,123	1,338,991
Senior notes	1,388,135	1,341,961
Payable for investments purchased	89,805	111,838
Operating lease liabilities	115,887	—
Other liabilities	388,196	393,178
Total liabilities	19,909,656	19,102,495

Shareholders' equity
Preferred shares	775,000	775,000
Common shares	2,206	2,206
Additional paid-in capital	2,309,483	2,308,583
Accumulated other comprehensive income (loss)	176,296	(177,110)
Retained earnings	6,101,902	5,912,812
Treasury shares, at cost	(3,779,017)	(3,791,420)
Total shareholders' equity	5,585,870	5,030,071

Total liabilities and shareholders' equity	$25,495,526	$24,132,566

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	Three months ended		Nine months ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,157,307	$1,224,075	$3,415,126	$3,577,026
Net investment income	115,763	114,421	361,014	325,380
Net investment gains (losses)	14,527	(17,628)	48,522	(77,551)
Other insurance related income	1,533	8,475	11,385	18,811
Total revenues	1,289,130	1,329,343	3,836,047	3,843,666

Expenses
Net losses and loss expenses	850,913	794,959	2,187,403	2,162,945
Acquisition costs	260,026	248,314	762,807	709,527
General and administrative expenses	155,522	154,894	496,008	489,944
Foreign exchange losses (gains)	(59,543)	8,305	(64,868)	2,066
Interest expense and financing costs	18,042	16,897	49,545	50,758
Transaction and reorganization expenses	11,215	16,300	29,310	48,125
Amortization of value of business acquired	4,368	39,018	24,666	149,535
Amortization of intangible assets	2,831	1,753	8,744	8,564
Total expenses	1,243,374	1,280,440	3,493,615	3,621,464

Income before income taxes and interest in income of equity method investments	45,756	48,903	342,432	222,202
Income tax (expense) benefit	(8,147)	3,525	(23,850)	3,565
Interest in income of equity method investments	792	1,667	5,645	5,045
Net income	38,401	54,095	324,227	230,812
Preferred share dividends	10,656	10,656	31,969	31,969
Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843

Per share data
Earnings per common share:
Earnings per common share	$0.33	$0.52	$3.48	$2.38
Earnings per diluted common share	$0.33	$0.52	$3.46	$2.37
Weighted average common shares outstanding	83,947	83,558	83,872	83,474
Weighted average diluted common shares outstanding	84,582	84,107	84,420	83,939
Cash dividends declared per common share	$0.40	$0.39	$1.20	$1.17

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$894,902	$511,604	$1,406,506	$969,364	$454,343	$1,423,707
Net premiums written	517,050	339,031	856,081	602,070	317,868	919,938
Net premiums earned	536,451	620,856	1,157,307	614,795	609,280	1,224,075
Other insurance related income	733	800	1,533	1,526	6,949	8,475
Net losses and loss expenses	(338,966)	(511,947)	(850,913)	(415,488)	(379,471)	(794,959)
Acquisition costs	(115,551)	(144,475)	(260,026)	(111,888)	(136,426)	(248,314)
Underwriting-related general and
administrative expenses(8)	(100,559)	(26,060)	(126,619)	(100,656)	(29,595)	(130,251)
Underwriting income (loss) (9)	$(17,892)	$(60,826)	(78,718)	$(11,711)	$70,737	59,026

Net investment income			115,763			114,421
Net investment gains (losses)			14,527			(17,628)
Corporate expenses(8)			(28,903)			(24,643)
Foreign exchange (losses) gains			59,543			(8,305)
Interest expense and financing costs			(18,042)			(16,897)
Transaction and reorganization expenses			(11,215)			(16,300)
Amortization of value of business acquired			(4,368)			(39,018)
Amortization of intangible assets			(2,831)			(1,753)
Income before income taxes and interest in income of equity method investments			$45,756			$48,903

Net losses and loss expenses ratio	63.2%	82.5%	73.5%	67.6%	62.3%	64.9%
Acquisition cost ratio	21.5%	23.3%	22.5%	18.2%	22.4%	20.3%
General and administrative
expense ratio	18.8%	4.1%	13.4%	16.4%	4.8%	12.7%
Combined ratio	103.5%	109.9%	109.4%	102.2%	89.5%	97.9%

8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $29 million and $25 million for the three months ended September 30, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$2,714,322	$2,923,169	$5,637,491	$2,876,856	$2,860,471	$5,737,327
Net premiums written	1,638,197	2,065,263	3,703,460	1,748,142	2,158,122	3,906,264
Net premiums earned	1,630,473	1,784,653	3,415,126	1,772,126	1,804,900	3,577,026
Other insurance related income	1,779	9,606	11,385	3,359	15,452	18,811
Net losses and loss expenses	(961,444)	(1,225,959)	(2,187,403)	(1,065,799)	(1,097,146)	(2,162,945)
Acquisition costs	(344,981)	(417,826)	(762,807)	(290,082)	(419,445)	(709,527)
Underwriting-related general and
administrative expenses(10)	(311,491)	(87,049)	(398,540)	(305,394)	(99,481)	(404,875)
Underwriting income(11)	$14,336	$63,425	77,761	$114,210	$204,280	318,490

Net investment income			361,014			325,380
Net investment gains (losses)			48,522			(77,551)
Corporate expenses(10)			(97,468)			(85,069)
Foreign exchange (losses) gains			64,868			(2,066)
Interest expense and financing costs			(49,545)			(50,758)
Transaction and reorganization expenses			(29,310)			(48,125)
Amortization of value of business acquired			(24,666)			(149,535)
Amortization of intangible assets			(8,744)			(8,564)
Income before income taxes and interest in income of equity method investments			$342,432			$222,202

Net losses and loss expenses ratio	59.0%	68.7%	64.1%	60.1%	60.8%	60.5%
Acquisition cost ratio	21.2%	23.4%	22.3%	16.4%	23.2%	19.8%
General and administrative
expense ratio	19.0%	4.9%	14.5%	17.2%	5.5%	13.7%
Combined ratio	99.2%	97.0%	100.9%	93.7%	89.5%	94.0%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $97 million and $85 million for the nine months ended September 30, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	Three months ended		Nine months ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)

Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843
Net investment (gains) losses(12)	(14,527)	17,628	(48,522)	77,551
Foreign exchange losses (gains)(13)	(59,543)	8,305	(64,868)	2,066
Transaction and reorganization expenses(14)	11,215	16,300	29,310	48,125
Interest in (income) of equity method investments (15)	(792)	(1,667)	(5,645)	(5,045)
Income tax expense (benefit)	3,361	(4,882)	6,524	(16,539)
Operating income (loss)	$(32,541)	$79,123	$209,057	$305,001

Earnings per diluted common share	$0.33	$0.52	$3.46	$2.37
Net investment (gains) losses	(0.17)	0.21	(0.57)	0.92
Foreign exchange losses (gains)	(0.71)	0.10	(0.77)	0.02
Transaction and reorganization expenses	0.13	0.19	0.35	0.57
Interest in (income) of equity method investments	(0.01)	(0.02)	(0.07)	(0.06)
Income tax expense (benefit)	0.04	(0.06)	0.08	(0.20)
Operating income (loss) per diluted common share	$(0.39)	$0.94	$2.48	$3.62

Weighted average diluted common shares outstanding	83,947	84,107	84,420	83,939

Average common shareholders' equity	4,801,174	4,487,639	4,532,971	4,531,768

Annualized return on average common equity	2.3%	3.9%	8.6%	5.9%

Annualized operating return on average common equity(16)	(2.7)%	7.1%	6.1%	9.0%

12Tax cost (benefit) of $897 and ($623) for the three months ended September 30, 2019 and 2018, respectively and $6,667 and $(4,011) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13Tax cost (benefit) of $4,784 and ($1,870) for the three months ended September 30, 2019 and 2018, respectively and $5,372 and $(5,424) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14Tax cost (benefit) of $(2,320) and $(2,389) for the three months ended September 30, 2019 and 2018, respectively and ($5,515) and ($7,416) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax cost (benefit) of $nil for the three months ended September 30, 2019 and 2018, and $nil and $312 for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this release. Annualized operating ROACE for the three months ended September 30, 2019, was calculated using weighted average common shares outstanding due to the operating loss recognized in the period.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	Three months ended		Nine months ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)

Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843
Net investment (gains) losses(12)	(14,527)	17,628	(48,522)	77,551
Foreign exchange losses (gains)(13)	(59,543)	8,305	(64,868)	2,066
Transaction and reorganization expenses(14)	11,215	16,300	29,310	48,125
Interest in (income) of equity method investments (15)	(792)	(1,667)	(5,645)	(5,045)
Income tax expense (benefit)	3,361	(4,882)	6,524	(16,539)
Operating income (loss)	$(32,541)	$79,123	$209,057	$305,001
Amortization of VOBA and intangible assets(17)	6,891	40,664	32,985	156,882
Amortization of acquisition costs(18)	(1,568)	(29,344)	(10,689)	(109,434)
Income tax expense (benefit)	(1,011)	(2,151)	(4,236)	(9,015)
Ex-PGAAP operating income (loss)(2)	$(28,229)	$88,292	$227,117	$343,434

Earnings per diluted common share	$0.33	$0.52	$3.46	$2.37
Net investment (gains) losses	(0.17)	0.21	(0.57)	0.92
Foreign exchange losses (gains)	(0.71)	0.10	(0.77)	0.02
Transaction and reorganization expenses	0.13	0.19	0.35	0.57
Interest in (income) of equity method investments	(0.01)	(0.02)	(0.07)	(0.06)
Income tax expense (benefit)	0.04	(0.06)	0.08	(0.20)
Operating income (loss) per diluted common share	$(0.39)	$0.94	$2.48	$3.62
Amortization of VOBA and intangible assets	0.08	0.48	0.39	1.87
Amortization of acquisition costs	(0.02)	(0.35)	(0.13)	(1.30)
Income tax expense (benefit)	(0.01)	(0.03)	(0.05)	(0.11)
Ex-PGAAP operating income (loss) per diluted common share(2)	$(0.34)	$1.04	$2.69	$4.08

Weighted average diluted common shares outstanding	83,947	84,107	84,420	83,939

Average common shareholders' equity	4,801,174	4,487,639	4,532,971	4,531,768

Annualized return on average common equity	2.3%	3.9%	8.6%	5.9%

Annualized operating return on average common equity(16)	(2.7)%	7.1%	6.1%	9.0%

Annualized ex-PGAAP operating return on average common equity(2)	(2.4)%	7.9%	6.7%	10.1%

17Tax cost (benefit) of $(1,309) and $(7,726) for the three months ended September 30, 2019 and 2018, respectively, and $(6,267) and $(29,808) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18Tax cost (benefit) of $298 and $5,575 for the three months ended September 30, 2019 and 2018, respectively, and $2,031 and $20,792 for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

For the nine months ended September 30, 2019, underwriting income included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $11 million and $109 million of acquisition expenses related to premiums earned in the nine months ended September 30, 2019 and 2018, respectively, benefited our acquisition cost ratio by 0.3 points and 3.1 points, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors, include but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•	our inability to purchase reinsurance or collect amounts due to us;

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;

•	the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

•
other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating ROACE, amounts presented on a constant currency basis, pre-tax total return on cash and investments excluding foreign exchange movements, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized upon the sale of our available for sale investments and equity securities in net investment gains (losses). However, these movements are only one element of the overall impact of foreign exchange rate fluctuations on our financial position. We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange losses (gains) in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized investment gains (losses) generated by average cash and investment balances. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section in this release. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.

Acquisition of Novae
On October 2, 2017, AXIS Capital acquired Novae. At the acquisition date, we identified VOBA which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction. In addition, the allocation of the acquisition price to the assets acquired and liabilities assumed based on estimated fair values at the acquisition date, resulted in the write-off of the deferred acquisition cost asset on Novae's balance sheet at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, underwriting income (loss) in the three and nine months ended September 30, 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at the acquisition date without the recognition of the associated acquisition costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com